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                                                            Rule 424(b)(2)
                                                            File No. 33-64054

               PRICING SUPPLEMENT  NO.  32  DATED    July 15, 1997
                                       ----        -----------------

                (To Prospectus dated July 2,1993 as supplemented
                  by Prospectus Supplement dated July 15, 1993)

                            MARSHALL & ILSLEY CORPORATION

                             Medium-Term Notes, Series C

                  Due from 9 months to 30 years from date of Issue

                                 Fixed Rate Notes

                                -------------------

Trade Date:           July 15, 1997       Issue Price:        99.650%
                     ----------------                       --------------
Original Issued Date: July 18, 1997       Principal Amount: $500,000.00
                     ----------------                       --------------
                                          Interest Rate
Maturity Date:        July 18, 2000         Per Annum:        6.330%
                     ----------------                       --------------

Redemption:

            Check box opposite applicable paragraph.

                  [X]   The Notes cannot be redeemed prior to maturity

                  [ ]   The Notes may be redeemed prior to maturity

Terms of Redemption:


Additional Terms:
CUSIP - 57183HEA5